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                                                                    Exhibit 2.2.

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE



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                                                     :
In re                                                :   Chapter 11
                                                     :
PHILIP SERVICES (DELAWARE), INC.., et al.,           :   Case No. 99-02385 (MFW)
                                                     :
                           Debtors.                  :   Jointly Administered
                                                     :
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                NOTICE OF (1) APPROVAL OF DISCLOSURE STATEMENT;
                      (2) HEARING ON CONFIRMATION OF PLAN;
   (3) DEADLINE AND PROCEDURES FOR FILING OBJECTIONS TO CONFIRMATION OF PLAN;
      (4) TREATMENT OF CERTAIN UNLIQUIDATED, CONTINGENT OR DISPUTED CLAIMS
                     FOR VOTING AND DISTRIBUTION PURPOSES;
        (5) RECORD DATE; AND (6) VOTING DEADLINE FOR RECEIPT OF BALLOTS

TO ALL CREDITORS AND PRESENT AND FORMER EQUITY SECURITY HOLDERS OF PHILIP SERVICES (DELAWARE), INC., PHILIP SERVICES CORP., THEIR SUBSIDIARIES AND AFFILIATES, AND OTHER PARTIES IN INTEREST (See list set forth below for complete list of Affiliate Debtors):

         PLEASE TAKE NOTICE that Philip Services (Delaware), Inc. ("PSI"), Philip Services Corp. ("PSC") and certain of their affiliates (the "Affiliate Debtors") which are also debtors and debtors-in-possession in the above-captioned cases (collectively, the "Debtors") are soliciting acceptances of the First Amended Joint Plan of Reorganization of Philip Services (Delaware), Inc., et al. (as may be amended or modified, the "Plan"), from holders of certain impaired claims who are (or may be) entitled to receive distributions under the Plan.

         PLEASE TAKE FURTHER NOTICE that the Plan consists of several plans jointly filed by the various Debtors and terms of each individual Plan will be binding on all holders of claims against, and all present and former holders of equity security interests in, the respective Debtor should the individual Plan be confirmed by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

         PLEASE TAKE FURTHER NOTICE that the Bankruptcy Court has signed an order, dated September 21, 1999 (the "Solicitation Procedures Order"), approving the Disclosure Statement with Respect to First Amended Joint Plan of Reorganization of Philip Services (Delaware), Inc., et al. (the "Disclosure Statement") and providing, among other things, that:

         1. Confirmation Hearing Date. The hearing to consider confirmation of the Plan (the "Confirmation Hearing"), shall commence on November 3, 1999 at 9:30 a.m. (prevailing Eastern time) or as soon thereafter as counsel can be heard, before the Honorable Mary F. Walrath, United States Bankruptcy Judge, in the United States Bankruptcy Court, Marine Midland Plaza, 824 Market Street, 6th Floor, Wilmington, Delaware 19801. The Confirmation Hearing may be continued from time to time by announcing such continuance in open court and the Plan may be further modified, if necessary, pursuant to 11 U.S.C. ss. 1127 prior to, during, or as a result of the Confirmation Hearing, without further notice to parties in interest.

         2. Voting Deadline. To be counted, ballots to accept or reject the Plan must be RECEIVED by 5:00 p.m. (prevailing Eastern time) on October 25, 1999 (the "Voting Deadline") by the Voting Agent, Logan & Company, Inc., at the following address:

                    By Mail, Messenger or Overnight Courier:

                              Logan & Company, Inc.
                                 546 Valley Road
                        Upper Montclair, New Jersey 07043
                           Attn: Philip Services Corp.

Ballots may NOT be cast by facsimile transmission. BALLOTS THAT ARE NOT RECEIVED BY THE VOTING DEAD LINE WILL NOT BE COUNTED.

         3. Objections to Confirmation. October 25, 1999 at 5:00 p.m. (prevailing Eastern time) is fixed as the last date for filing and serving objections to confirmation of the Plan (the "Objection Deadline"). To be considered, objections, if any, to confirmation of the Plan must (a) be in writing, (b) comply with the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules, (c) set forth the name of the objector, and the nature and amount of any claim or interest asserted by the objector against the Debtor, its estate or its property, (d) state with particularity the legal and factual bases for the objection, and (e) be filed with the Bankruptcy Court together with proof of service, and served by personal service, overnight delivery, or first class mail, so as to be RECEIVED no later than the Objection Deadline by: (a) counsel for the Debtors, Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Chicago, Illinois 60606 (Attn: David S. Kurtz, Esq., Jeffrey
W. Linstrom, Esq., J. Gregory St. Clair, Esq.), Skadden, Arps, Slate, Meagher & Flom LLP, One Rodney Square, P.O. Box 636, Wilmington, Delaware 19899-0636 (Attn: Gregg M. Galardi, Esq.) and Stikeman, Elliot, Commerce Court West, Suite 5300, Toronto, Ontario M5L 1B9 Canada (Attn: Sean F. Dunphy, Esq.), (b) the Office of the United States Trustee, 601 Walnut Street, Curtis Center,
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Suite 950-W, Philadelphia, Pennsylvania 19106 (Attn: Daniel K. Astin, Esq.),
(c) counsel for the Creditors' Committee, Blank, Rome, Comisky McCauley LLP, One Logan Square, Philadelphia, Pennsylvania 19103-6998 (Attn: Raymond L. Shapiro, Esq.) and Blank, Rome, Comisky McCauley LLP, 1201 Market Street, Suite 2100, Wilmington, Delaware 19801 (Attn: Bonnie Glantz Fatell, Esq.), and (d) counsel for the Pre-Petition Agents and the Pre-Petition Lenders, White & Case, LLP, 1155 Avenue of the Americas, New York, New York 10036 (Attn: Howard S. Beltzer, Esq.) and Blake Cassels & Graydon, Box 25, Commerce Court West, Toronto, Ontario M5L 1A9 Canada (Attn: Susan M. Grundy, Esq.). OBJECTIONS NOT TIMELY FILED AND SERVED IN THE MANNER SET FORTH ABOVE SHALL NOT BE CONSIDERED AND SHALL BE DEEMED OVERRULED.

         4. Treatment of Certain Claims. Any holder of a claim that was served with a proof of claim setting their claim amount at zero or in an unknown amount or as disputed, contingent or unliquidated, and did not timely, pursuant to either the Bankruptcy Code or any order of the Bankruptcy Court, file a proof of claim with the Bankruptcy Court or the Claims and Noticing Agent controverting such classification of their claim, SHALL NOT BE TREATED AS A CREDITOR WITH RESPECT TO SUCH CLAIM FOR PURPOSES OF (I) RECEIVING DISTRIBUTIONS UNDER THE PLAN, OR (II) VOTING ON THE PLAN.

              Please note that pursuant to the Plan, as of the Effective Date each of the Debtors will be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by one of the Debtors, (ii) previously expired or terminated pursuant to its own terms, or (iii) as otherwise set forth in the schedule to be provided in the Plan Supplement as being an executory contract or unexpired lease to reject, provided however, that the Debtors reserve their right, at any time prior to the Confirmation Date, to amend the schedule to be provided in the Plan Supplement to delete an unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto. In addition, the Plan calls for certain Restructuring Transactions by which certain Debtors may be dissolved or merged into other Debtors. In such an event, certain executory contracts and unexpired leases may be assigned from one Debtor to another.

              All creditors who are parties to executory contracts and unexpired leases which are assumed according to the above procedures will be afforded an opportunity assert claims for cure, if any, no later than 30 days after the Confirmation Date.

         5. Record Date. August 18, 1999, shall be the record date for determining (a) the creditors and equity security holders entitled to receive solicitation packages, and (b) the creditors entitled to vote to accept or reject the Plan.

         6. Information and Documents. Any party in interest wishing to obtain information about the solicitation procedures or copies of the Disclosure Statement, the Plan, or any exhibits thereto may request such information or copies by writing to the Voting Agent, Logan & Company, Inc., 546 Valley Road, Upper Montclair, New Jersey 07043, Attn: Philip Services Corp. or by telephoning the Voting Agent at (201) 798-1031. All copies shall be provided solely at the expense of the party requesting the documents unless otherwise specifically required by Fed. R. Bankr. P. 3017(d). All documents that are filed with the Bankruptcy Court may be reviewed during regular business hours (8:30 a.m. to 4:00 p.m. prevailing Eastern time, weekdays, except legal holidays) at the United States Bankruptcy Court for the District of Delaware, Marine Midland Plaza, 824 Market Street, Wilmington, Delaware 19801.

Dated:  September 22, 1999

         SKADDEN, ARPS, SLATE, MEAGHER            SKADDEN, ARPS, SLATE, MEAGHER
                  & FLOM (ILLINOIS)                        & FLOM LLP
         David S. Kurtz                           Gregg M. Galardi (No. 2991)
         Jeffrey W. Linstrom                      One Rodney Square
         J. Gregory St. Clair                     P.O. Box 636
         333 West Wacker Drive                    Wilmington, DE  19899-0636
         Chicago, IL  60606

               Attorneys for the Debtors and Debtors-in-Possession

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                                INDEX OF DEBTORS

DEBTOR                                                        CASE NO.
------                                                        --------
RESI Acquisition (Delaware)                                   99-02170
         Corporation
Philip Services (Delaware), Inc.                              99-02385
21st Century Environmental                                    99-02386
         Management, Inc. of Rhode
         Island
21st Century Environmental                                    99-02387
         Management, Inc.
21st Century Environmental                                    99-02388
         Management, Inc. of Nevada
21st Century Environmental                                    99-02389
         Management, Inc. of Puerto
         Rico
Ace/Allwaste Environmental Services                           99-02390
         of Indiana, Inc.
Advanced Energy Corporation                                   99-02391
Advanced Environmental Systems, Inc.                          99-02392
All Safety and Supply, Inc.                                   99-02393
Allies Staffing, Inc.                                         99-02394
Allquest Capital, Inc.                                        99-02395
AllScaff, Inc.                                                99-02396
Allwaste Asbestos Abatement Holdings,                         99-02397
         Inc.
Allwaste Asbestos Abatement, Inc.                             99-02398
Allwaste Asbestos Abatement of New                            99-02399
         England, Inc.
Allwaste Environmental Services/North                         99-02400
         Central, Inc.
Allwaste Railcar Cleaning, Inc.                               99-02401
Allwaste Recovery Systems, Inc.                               99-02402
Allwaste Services of El Paso, Inc.                            99-02403
Allwaste Tank Cleaning, Inc.                                  99-02404
Allwaste Texquisition Inc.                                    99-02405
Allworth Inc.                                                 99-02406
ALRC, Inc.                                                    99-02407
APLC, Inc.                                                    99-02408
BEC/Philip, Inc.                                              99-02409
Burlington Environmental Inc. (a                              99-02410
         Delaware Corporation)
Burlington Environmental Inc. (a                              99-02411
         Washington Corporation)
Butco Inc.                                                    99-02412
Cappco Tubular Products USA, Inc.                             99-02413
Chem-Fab, Inc.                                                99-02414
Chem-Freight, Inc.                                            99-02415
Chemical Pollution Control, Inc. of                           99-02416
         Florida
Chemical Pollution Control, Inc. of                           99-02417
         New York
Chemical Reclamation Services, Inc.                           99-02418
Cousins Waste Control Corporation                             99-02419
CyanoKEM, Inc.                                                99-02420
Deep Clean, Inc.                                              99-02421
DM Acquisition Corporation                                    99-02422
Gasoline Tank Service Company Inc.                            99-02423
Georgia Recovery Systems                                      99-02424
GRS/Lake Charles, Ltd.                                        99-02425
Hartney Corporation                                           99-02426
Hydro-Engineering & Service, Inc.                             99-02427
Industrial Construction Services Co.,                         99-02428
         Inc.
Industrial Services Technologies, Inc.                        99-02429
Intermetco US Inc.                                            99-02430
Intermetco USA Ltd.                                           99-02431
IST Holding Corp.                                             99-02432
James & Luther Services, Inc.                                 99-02433
Jesco Industrial Service, Inc.                                99-02434
Luntz Acquisition (Delaware)                                  99-02435
         Corporation
Luntz Corporation                                             99-02436
Mac-Tech, Inc.                                                99-02437
Northland Environmental Inc.                                  99-02438
Nortru, Inc.                                                  99-02439
Oneida Asbestos Abatement, Inc.                               99-02440
Oneida Asbestos Removal, Inc.                                 99-02441
Philip Automotive, Ltd.                                       99-02442
Philip Chemi-Solv, Inc.                                       99-02443
Philip Chemisolv Holdings, Inc.                               99-02444
Philip Corrosion Services, Inc.                               99-02445
Philip Enterprise Service Corporation                         99-02446
Philip Environmental of Idaho                                 99-02447
         Corporation
Philip Environmental Services, Inc.                           99-02448
Philip Environmental Services                                 99-02449
         Corporation
Philip Environmental Washington Inc.                          99-02450
Philip Industrial Services                                    99-02451
         (Delaware), Inc.
Philip Industrial Services (USA), Inc.                        99-02452
Philip Industrial Services Group, Inc.                        99-02453
Philip Industrial Services of Texas,                          99-02454
         Inc.
Philip/J.D. Meagher, Inc.                                     99-02455
Philip Mechanical Services of                                 99-02456
         Louisiana, Inc.
Philip Metals, Inc.                                           99-02457
Philip Metals (New York) Inc.                                 99-02458
Philip Metals (USA), Inc.                                     99-02459
Philip Metals Recovery (Delaware) Inc.                        99-02460
Philip Metals Recovery (USA) Inc.                             99-02461
Philip Mid-Atlantic, Inc.                                     99-02462
Philip Oil Recycling, Inc.                                    99-02463
Philip Petro Recovery Systems, Inc.                           99-02464
Philip Plant Services, Inc.                                   99-02465
Philip Reclamation Services, Houston,                         99-02466
         Inc.
Philip Refractory and Corrosion                               99-02467
         Corporation
Philip Refractory Services, Inc.                              99-02468
Philip Scaffold Corporation                                   99-02469
Philip/SECO Industries, Inc.                                  99-02470
Philip Services/Atlanta, Inc.                                 99-02471
Philip Services Corp.                                         99-02472
Philip Services Hawaii, Ltd.                                  99-02473
Philip Services/Louisiana, Inc.                               99-02474
Philip Services/Missouri, Inc.                                99-02475
Philip Services/Mobile, Inc.                                  99-02476
Philip Services/North Atlantic, Inc.                          99-02477
Philip Services/North Central, Inc.                           99-02478
Philip Services/Ohio, Inc.                                    99-02479
Philip Services/Oklahoma, Inc.                                99-02480
Philip Services (Pennsylvania), Inc.                          99-02481
Philip Services/South Central, Inc.                           99-02482
Philip Services/Southwest, Inc.                               99-02483
Philip ST, Inc.                                               99-02484
Philip ST Piping, Inc.                                        99-02485
Philip Technical Services, Inc.                               99-02486
Philip Transportation and                                     99-02487
         Remediation, Inc.
Philip West Industrial Services, Inc.                         99-02488
Philip/Whiting, Inc.                                          99-02489
Piping Companies, Inc.                                        99-02490
Piping Holdings Corp.                                         99-02491
Piping Mechanical Corp.                                       99-02492
PRS Holding, Inc.                                             99-02493
PSC Enterprises, Inc.                                         99-02494
Republic Environmental Recycling (New                         99-02495
         Jersey), Inc.
Republic Environmental Systems                                99-02496
         (Pennsylvania), Inc.
Republic Environmental Systems                                99-02497
         (Technical Services Group)
         Inc.
Republic Environmental Systems                                99-02498
         (Transportation Group), Inc.
Resource Recovery Corporation                                 99-02499
Rho-Chem Corporation                                          99-02500
RMF Environmental, Inc.                                       99-02501
RMF Global, Inc.                                              99-02502
RMF Industrial Contracting, Inc.                              99-02503
Serv-Tech Construction and                                    99-02504
         Maintenance, Inc.
Serv-Tech Engineers, Inc.                                     99-02505
Serv-Tech EPC, Inc.                                           99-02506
Serv-Tech International Sales, Inc.                           99-02507
Serv-Tech of New Mexico, Inc.                                 99-02508
Serv-Tech Services, Inc.                                      99-02509
Solvent Recovery Corporation                                  99-02510
Southeast Environmental Services Co.,                         99-02511
         Inc.
Termco Corporation                                            99-02512
Terminal Technologies, Inc.                                   99-02513
ThermalKEM, Inc.                                              99-02514
TIPCO Acquisition Corp.                                       99-02515
Total Refractory Systems, Inc.                                99-02516
United Drain Oil Service, Inc.                                99-02517
United Industrial Materials, Inc.                             99-02518